EXHIBIT 3(b)

                                                                CUSIP
                                                                     -----------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER AND ARE GOVERNED BY AND ARE SUBJECT TO THAT CERTAIN WARRANT AGREEMENT, DATED AS OF
    , 2002, A COPY OF SUCH WARRANT AGREEMENT WILL BE FURNISHED BY THE COMPANY TO ---- THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.


                REDEEMABLE COMMON STOCK PURCHASE CLASS B WARRANT

                                SEARCHHELP, INC.


                          VOID AFTER DECEMBER 31, 2009


No.                                                                       Shares
   ----------                                                  -----------


     THIS CERTIFIES that, for value received,
                                             -----------------------------------
(including any permitted transferee, the "Holder"), is entitled to subscribe for and purchase from SearchHelp, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time from the date hereof to any time before 5:00 P.M. on December 31, 2009, New York, New York time (the "Exercise Period"), the number of shares specified above of the Company's common stock, $0.0001 par value per share (the "Common Stock"), at an exercise price equal to $1.75 per Share (the "Exercise Price"). As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

     This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole shares of common stock of the Company (the "Shares"), by the surrender of this Warrant (with the executed form of election to purchase attached hereto) to the Company, or at such other place as is designated in writing by the Company, together with cash or a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Shares for which this Warrant is being exercised, plus transfer taxes, if any.

     Upon each exercise of the Holder's rights to purchase Shares, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares (or portions thereof) subject to purchase hereunder.

     The Company may, subject to the conditions set forth in the Warrant Agreement, redeem this Warrant at any time, by providing the Holder with the time, manner and place of redemption by first class or registered mail, postage prepaid, at the address for such Holder last shown on the records of the transfer agent, given within thirty (30) days, after the occurrence of a "Redemption Event". A Redemption Event shall be the fifth consecutive trading day upon which the Common Stock has been trading at $2.50 per share, determined by taking the average between the "bid" and the "ask" price of the Common Stock on each such day, at a price of $.001 per number of Shares which may be purchased by this Warrant, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares.

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (and upon surrender of any Warrant if mutilated), including an affidavit of the Holder that this Warrant has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost, stolen, destroyed or mutilated Warrant, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor, and denomination.

     The Holder of this Warrant shall not be entitled to any rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company, except as provided in the Warrant Agreement.

     This Warrant is issued under and in accordance  with the Warrant  Agreement
dated as of          ,  2002 between the Company and American Stock Transfer &
            ---------
Trust Company (the "Warrant Agreement") and subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Holder consents by acceptance hereof. Any capitalized terms not defined in this Warrant shall have the meaning attributed to them in the Warrant Agreement.

     This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without giving effect to conflicts of law principles.

     This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.


Dated:
      -------------------

                                                  SEARCHHELP, INC.


                                                  By:
                                                      -------------------------
                                                      Name:  William Bozsnyak
                                                      Title:  President

[Seal]


-------------------------------
Debbie Seaman, Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED,               hereby sells, assigns, and transfers unto
                        --------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  (Print Name, Address and Social Security Number or Tax Identification Number)

a Warrant to purchase             shares of Common Stock, par value $0.0001 per
                      -----------

share, of SearchHelp, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint
                                                                    ------------
attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:
      ----------------------


                                           -----------------------------------
                                           (Signature)


                                           -----------------------------------
                                           (Signature Guarantee)


                                     NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      SearchHelp, Inc.
         1055 Stewart Avenue
         Bethpage, NY  11714


                              ELECTION TO EXERCISE

     The  undersigned  hereby  exercises  his or its rights to  purchase
                                                                        --------
Shares covered by the within Warrant and tenders payment  herewith in the amount
of $              in    accordance  with  the  terms thereof,  and requests that
    -------------- certificates for such securities be issued in the name of, and delivered to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  (Print Name, Address and Social Security Number or Tax Identification Number)

and, if such number of Shares shall not be all the Shares covered by the within Warrant, that a new Warrant for the balance of the Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:
      --------------
                                                  Name:
                                                       ----------------------
                                                           (Print)


Address:
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                                      ------------------------------------
                                      (Signature)


                                      ------------------------------------
                                      (Signature Guarantee)